UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

THE STEAK N SHAKE COMPANY
(Name of Registrant as Specified in Its Charter)

THE LION FUND L.P. BIGLARI CAPITAL CORP. WESTERN SIZZLIN CORP. WESTERN ACQUISITIONS L.P. WESTERN INVESTMENTS INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Lion Fund L.P. (“Lion Fund”) and Western Sizzlin Corp. (“Western Sizzlin”), together with the other participants named herein, are filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of two nominees as directors at the next annual meeting of stockholders (the “Annual Meeting”) of The Steak n Shake Company (the “Company”).  Lion Fund and Western Sizzlin have filed a preliminary proxy statement with the SEC with regard to the Annual Meeting.

Item 1.    Letter from Sardar Biglari to Dr. John W. Ryan, Chairman of the Nominating/Governance Committee of the Board of Directors of The Steak n Shake Company, dated February 4, 2008, to be posted on www.enhancesteaknshake.com:

THE LION FUND, L.P.
9311 SAN PEDRO AVENUE, SUITE 1440
SAN ANTONIO, TEXAS 78216
TELEPHONE (210) 344-3400
FAX (210) 344-3411

SARDAR BIGLARI, CHAIRMAN

February 4, 2008

Dr. John W. Ryan
Chairman of Nominating/Governance Committee
The Steak n Shake Company
500 Century Building
36 South Pennsylvania Street
Indianapolis, Indiana 46204

Dear Dr. Ryan:

I received your letter of January 31, 2008, which offered my colleague, Philip L. Cooley, and me each a board seat. Unfortunately, in the same letter, you informed us that the board amended the company’s bylaw provisions to effectively remove the option for shareholders to call a special meeting. The bylaw amendment to require the holders of 80% instead of the former 25% of the shares outstanding in effect eliminates a fundamental shareholder right to call a special meeting. This revision provides the board immunity, not accountability, and reveals a culture to which we cannot subscribe.

We accept your offer of two board seats provided that the board restores the shareholders’ prerogative to call a special meeting when the votes from 25% of the shares outstanding are cast. Our acceptance of board seats would also require that the board adopt an additional provision that future revisions to this bylaw require shareholder approval. We have made a promise to Steak n Shake shareholders to protect their interests, a promise that we intend to keep. You, too, should think about your fiduciary duty and reputation.

Needless to say, as a byproduct of limitations on shareholder rights and privileges, the costs of a proxy fight and potential litigation pale in comparison to a decrease in the value of everyone’s shares. Curtailing an owner’s power is exactly the kind of behavior we do not approve of. Moreover, shareholders own the company and should be able to vote anyone on or off the board.

I trust that you as Chairman of the Steak n Shake Nominating/Corporate Governance Committee will make the right decision and fulfill your duty and obligation as a board member of a publicly traded company.

Sincerely,

Sardar Biglari

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

THIS COMMUNICATION IS NOT A SOLICITATION OF A PROXY WHICH MAY BE DONE ONLY PURSUANT TO A DEFINITIVE PROXY STATEMENT. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE LION FUND, L.P. (“LION FUND”), BIGLARI CAPITAL CORP. (“BCC”), WESTERN SIZZLIN CORP. (“WSC”), WESTERN ACQUISITIONS L.P. (“WAL”), WESTERN INVESTMENTS, INC. (“WII”), SARDAR BIGLARI AND PHILIP L. COOLEY, FROM THE STOCKHOLDERS OF THE STEAK N SHAKE COMPANY, FOR USE AT ITS NEXT ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE STEAK N SHAKE COMPANY AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS WILL BE PROVIDED WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OUR PROXY SOLICITOR, MORROW & CO., LLC AT ITS TOLL-FREE NUMBER (800) 607-0088. THE PARTICIPANTS IN THE PROXY SOLICITATION ARE ANTICIPATED TO BE LION FUND, BCC, WSC, WAL, WII, SARDAR BIGLARI AND PHILIP L. COOLEY (THE “PARTICIPANTS”). INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D FILED BY THEM WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2008 WITH RESPECT TO THE STEAK N SHAKE COMPANY, AS AMENDED. THAT SCHEDULE 13D, AS AMENDED, IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. AS OF FEBRUARY 4, 2008, EACH OF THE PARTICIPANTS MAY BE DEEMED TO BENEFICIALLY OWN 2,423,945 SHARES OF COMMON STOCK OF THE STEAK N SHAKE COMPANY, CONSISTING OF THE FOLLOWING: (1) 941,200 SHARES HELD DIRECTLY BY LION FUND, (2) 1,467,445 SHARES HELD DIRECTLY BY WAL, (3) 12,300 SHARES HELD DIRECTLY BY PHILIP L. COOLEY, (4) 3,000 SHARES HELD DIRECTLY BY PHILIP L. COOLEY'S SPOUSE. EACH OF THE PARTICIPANTS DISCLAIMS BENEFICIAL OWNERSHIP OF SUCH SHARES EXCEPT TO THE EXTENT OF HIS/ITS PECUNIARY INTEREST THEREIN.